                                    EXHIBIT 23.2

                          Consent of Independent Accountants
                          -----------------------------------

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of U.S. Office Products Company of our reports as of the dates and the related financial statements which appear in U.S. Office Products Company's Annual Report on Form 10-K for the year ended April 25, 1998 or U.S. Office Products Company's Current Report on Form 8-K filed May 26, 1998. We also consent to the references to us under the heading "Experts" in such Prospectus.


           Company                                              Date
           -------                                              ----
U.S. Office Products Company                              June 24, 1998

Sax Arts and Crafts, Inc.                                 February 3, 1998

Evans Travel Group, Inc. and Evans Consulting             February 3, 1998
  Services, Inc.

Travel Consultants, Inc. and Envisions Vacations, Inc.    January 23, 1998

Compel Corporation                                        January 30, 1998

Astrid Offset Corporation                                 February 6, 1998



/s/  PricewaterhouseCoopers LLP
-------------------------------
PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota
November 2, 1998